As filed with the Securities and Exchange Commission on May 23, 2025
Registration No. 333-237549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________________

Post-Effective Amendment No. 1 to

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREEN DOT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4766827 (I.R.S. Employer Identification No.)

1675 N. Freedom Blvd (200 West) Building 1 Provo, Utah 84604 (Address of Principal Executive Offices) (Zip Code)

Inducement Stock Option Award Inducement Restricted Stock Unit Award Inducement Performance-based Restricted Stock Unit Award
(Full Title of the Plans)
__________________________________________________

William I Jacobs Interim Chief Executive Officer Green Dot Corporation 1675 N. Freedom Blvd (200 West) Building 1 Provo, Utah 84604
(Name and Address of Agent For Service)

(626) 765-2000
(Telephone Number, including area code, of agent for service)
__________________________________________________
Copies to:
William L. Hughes, Esq.
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, California 94105
(415) 773-5700
__________________________________________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE:
REMOVAL OF SECURITIES FROM REGISTRATION

The offering contemplated by this Registration Statement on Form S-8 (the “Registration Statement”) has terminated. Pursuant to the undertakings contained in Part II of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement 974,823 shares of Class A common stock, $0.001 par value per share (“Common Stock”), registered under this Registration Statement which remained unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 and Rule 478, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on May 23, 2025.

Green Dot Corporation

Date:	May 23, 2025	By:	/s/ Amy Pugh
		Name:	Amy Pugh
		Title:	General Counsel and Secretary